As filed with the Securities and Exchange Commission on May 21, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1546236
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of Principal Executive Offices)  (Zip Code)

Synplicity, Inc. 2000 Stock Plan (formerly known as the 2000 Stock Option Plan)

Synplicity, Inc. 1995 Stock Option Plan

(Full title of the plan)

Aart J. De Geus

Chief Executive Officer

Synopsys, Inc.

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Name, address, including zip code, and telephone number,

including area code and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a
smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
In respect of assumed stock options: Common Stock, $0.01 par value per share (2)	1,511,420	(2)	$18.93	(3)	$28,611,180.60	(3)	$1,124.42	(3)
In respect of assumed restricted stock units: Common Stock, $0.01 par value per share (4)	84,906	(4)	$24.60	(5)	$2,088,687.60	(5)	$82.09	(5)
TOTAL	1,596,326		N/A		N/A		$1,206.50

(1)

This Registration Statement shall also convey any additional shares of registrant’s common stock which become issuable in respect of the shares registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock, pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (“Securities Act”).

(2)

Represents shares subject to issuance upon exercise of stock options outstanding under the Synplicity, Inc. 2000 Stock Plan and Synplicity, Inc. 1995 Stock Option Plan (collectively, the “Plans”), and assumed by registrant on May 15, 2008 pursuant to an Agreement and Plan of Merger by and among registrant, a wholly owned subsidiary of registrant and Synplicity, Inc. (the “Merger Agreement”).

(3)

Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act on the basis of the weighted average exercise price of the outstanding stock options.

(4)

Represents shares subject to issuance in connection with restricted stock units outstanding under the Synplicity, Inc. 2000 Stock Plan, and assumed by registrant on May 15, 2008 pursuant to the Merger Agreement.

(5)

Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low prices of registrant’s common stock as reported on the Nasdaq Global Select Market on May 14, 2008.

EXPLANATORY NOTE

Synopsys, Inc. is filing this Registration Statement on Form S-8 in connection with awards granted under the Synplicity, Inc. 2000 Stock Plan (formerly known as the 2000 Stock Option Plan) and Synplicity, Inc. 1995 Stock Option Plan, which registrant assumed upon the closing of its acquisition of Synplicity, Inc. pursuant to that certain Agreement and Plan of Merger dated March 20, 2008 by and among registrant, a wholly owned subsidiary of registrant and Synplicity, Inc.

Part II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (“Commission”) are incorporated herein by reference:

(a)   Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as amended;

(b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by registrant’s Annual Report referred to in (a) above; and

(c)   Registrant’s Registration Statement on Form 8-A filed with the Commission on January 24, 1992, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to registrant’s common stock.

All documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article X of registrant’s Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

Article VII, Section 6 of registrant’s Bylaws provides for the indemnification of officers, directors and third parties to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between registrant and each director and officer who serves in such capacity while such bylaw is in effect.

In addition, registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in registrant’s bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Registrant has also obtained liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (1)

5.1	Opinion of Fenwick & West LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

99.1	Synplicity, Inc. Amended and Restated 1995 Stock Option Plan (2)

99.2	Form of Option Agreement under the Synplicity, Inc. 1995 Stock Option Plan (3)

99.3	Synplicity, Inc. Amended and Restated 2000 Stock Plan (4)

99.4	Form of Option Agreement under the Synplicity, Inc. 2000 Stock Plan (5)

99.5	Form of Option Agreement under the Synplicity, Inc. 2000 Stock Plan for UK Employees (6)

99.6	Form of Option Agreement under the Synplicity, Inc. 2000 Stock Plan for French Employees (7)

99.7	Form of Restricted Stock Unit Agreement under the Synplicity, Inc. 2000 Stock Plan

(1)           Incorporated by reference from exhibit 4.3 to the registrant’s Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

(2)           Incorporated by reference from exhibit 10.2 to Synplicity, Inc.’s Registration Statement on Form S-1 (File No. 333-42146) filed with the Commission on July 25, 2000.

(3)           Incorporated by reference from exhibit 10.2.1 to Synplicity, Inc.’s Registration Statement on Form S-1 (File No. 333-42146) filed with the Commission on July 25, 2000.

(4)           Incorporated by reference from exhibit 10.3.2 to Synplicity, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 (File No. 000-31545) filed with the Commission on August 9, 2007.

(5)           Incorporated by reference from exhibit 10.3.1 to Synplicity, Inc.’s Registration Statement on Form S-1 (File No. 333-42146) filed with the Commission on July 25, 2000.

(6)           Incorporated by reference from exhibit 4.2.2 to Synplicity, Inc.’s Registration Statement on Form S-8 (File No. 333-106110) filed with the Commission on June 13, 2003.

(7)           Incorporated by reference from exhibit 4.2.3 to Synplicity, Inc.’s Registration Statement on Form S-8 (File No. 333-106110) filed with the Commission on June 13, 2003.

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 19, 2008.

SYNOPSYS, INC.

By:	/s/ Aart J. de Geus
Aart J. de Geus
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and Brian M. Beattie, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aart J. de Geus	Chief Executive Officer (Principal	May 19, 2008
Aart J. de Geus	Executive Officer) and Chairman of the
Board of Directors

/s/ Chi-Foon Chan	President, Chief Operating Officer and	May 19, 2008
Chi-Foon Chan	Director

/s/ Brian M. Beattie	Chief Financial Officer (Principal	May 19, 2008
Brian M. Beattie	Financial Officer)

/s/ Esfandiar Naddaf	Vice President and Corporate Controller	May 19, 2008
Esfandiar Naddaf	(Principal Accounting Officer)

/s/ Alfred Castino	Director	May 19, 2008
Alfred Castino

/s/ Bruce R. Chizen	Director	May 19, 2008
Bruce R. Chizen

/s/ Deborah A. Coleman	Director	May 19, 2008
Deborah A. Coleman

/s/ John Schwarz	Director	May 19, 2008
John Schwarz

/s/ Sasson Somekh	Director	May 20, 2008
Sasson Somekh

/s/ Roy Vallee	Director	May 19, 2008
Roy Vallee

/s/ Steven C. Walske	Director	May 19, 2008
Steven C. Walske

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (1)

5.1	Opinion of Fenwick & West LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

99.1	Synplicity, Inc. Amended and Restated 1995 Stock Option Plan (2)

99.2	Form of Option Agreement under the Synplicity, Inc. 1995 Stock Option Plan (3)

99.3	Synplicity, Inc. Amended and Restated 2000 Stock Plan (4)

99.4	Form of Option Agreement under the Synplicity, Inc. 2000 Stock Plan (5)

99.5	Form of Option Agreement under the Synplicity, Inc. 2000 Stock Plan for UK Employees (6)

99.6	Form of Option Agreement under the Synplicity, Inc. 2000 Stock Plan for French Employees (7)

99.7	Form of Restricted Stock Unit Agreement under the Synplicity, Inc. 2000 Stock Plan

(1)           Incorporated by reference from exhibit 4.3 to the registrant’s registration statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

(2)           Incorporated by reference from exhibit 10.2 to Synplicity, Inc.’s registration statement on Form S-1 (File No. 333-42146) filed with the Commission on July 25, 2000.

(3)           Incorporated by reference from exhibit 10.2.1 to Synplicity, Inc.’s registration statement on Form S-1 (File No. 333-42146) filed with the Commission on July 25, 2000.

(4)           Incorporated by reference from exhibit 10.3.2 to Synplicity, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 (File No. 000-31545) filed with the Commission on August 9, 2007.

(5)           Incorporated by reference from exhibit 10.3.1 to Synplicity, Inc.’s registration statement on Form S-1 (File No. 333-42146) filed with the Commission on July 25, 2000.

(6)           Incorporated by reference from exhibit 4.2.2 to Synplicity, Inc.’s registration statement on Form S-8 (File No. 333-106110) filed with the Commission on June 13, 2003.

(7)           Incorporated by reference from exhibit 4.2.3 to Synplicity, Inc.’s registration statement on Form S-8 (File No. 333-106110) filed with the Commission on June 13, 2003.